UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 10, 2012

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173039	99-0363866
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

8551 W. Sunrise Boulevard, Suite 304 Plantation, Florida 33322
(Address of principal executive offices)

(954) 472-2340
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Form 8-K is being filed to incorporate changes to the Current Report on Form 8-K filed by Health Revenue Assurance Holdings, Inc. f/k/a Anvex International, Inc. (the “Company”) on February 13, 2012 (the “Form 8-K”) in response to comments received from the Securities and Exchange Commission (the “Commission”) as a result of the Commission’s review of the Form 8-K. Unless otherwise disclosed herein, the disclosures contained herein have been updated to reflect events, results or developments that have occurred after the Form 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this report. This Amendment should be read in conjunction with the Form 8-K and the Company’s filings made with the Commission subsequent to the Form 8-K, including any amendments to those filings.  Additionally, we are amending this Form 8-K to include the audited financials for the period ended December 31, 2011.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; licensing arrangements; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Item 1.01	Entry into a Material Definitive Agreement

On February 10, 2012, Health Revenue Assurance Holdings, Inc., f/k/a Anvex International, Inc., a Nevada corporation (“we” or the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Health Revenue Acquisition Corp., a Nevada corporation and its wholly-owned subsidiary (“Acquisition Sub”), and Health Revenue Assurance Associates, Inc., a Maryland corporation (“HRAA”), pursuant to which Acquisition Sub was merged with and into HRAA, and HRAA, as the surviving corporation, became a wholly-owned subsidiary of ours (the “Merger”). For a description of the Merger and the material agreements entered into in connection with the Merger, please see the disclosures set forth in Item 2.01 to this Current Report, which disclosures are incorporated into this item by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

Reverse Merger

On February 10, 2012, we entered into the Merger Agreement and completed the Merger.  Before entry into the Merger Agreement, no material relationship existed between ourselves or Acquisition Sub and HRAA.

Pursuant to the terms and conditions of the Merger Agreement, and upon the consummation of the Merger:

●
Each share of HRAA’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 1,271.111 shares of our common stock.  An aggregate of 1,271,111shares of our common stock was issued to the holders of HRAA’s common stock.  Immediately prior to the Merger, HRAA had no outstanding securities other than shares of its common stock.

●
Anna Vechera resigned as our sole officer and director, and simultaneously with the Merger, a new board of directors and new officers were appointed. Our new board of directors consists of Robert Rubinowitz, Andrea Clark and Keith Siddel, previously the directors of HRAA. In addition, immediately following the Merger, Andrea Clark was appointed as our President and Chief Executive Officer, Robert Rubinowitz was appointed as our Chief Operating Officer, Secretary and Treasurer and Keith Siddel was appointed as our Chief Marketing Officer.

●
Prior to the closing of the Merger and the closing on at least the Minimum Offering Amount (as defined below), we transferred all of our operating assets and liabilities to Anvex Split Corp., a Nevada corporation and our wholly-owned (the “Split-Off Subsidiary”), and contemporaneously with the closing of the Merger, we split-off the Split-Off Subsidiary through the sale of all of the outstanding capital stock of the Split-Off Subsidiary (the “Split-Off”) to our former sole officer and director (the “Split-Off Shareholder”).  In connection with the Split-Off, an aggregate of 3,500,000 shares of our common stock held by the Split-Off Shareholder were surrendered and cancelled without further consideration.

The purposes of the transactions described in this Current Report were to complete a reverse merger, obtain new financing and complete a recapitalization of the company with the result being that HRAA became a wholly-owned subsidiary of ours. Our business operations will now focus on the business of HRAA and it management will be the management of HRAA.

Unless the context otherwise requires, all references in this Report to “we,’’ ‘‘us,’’ ‘‘our’’ and “the Company” refer collectively to Health Revenue Assurance Holdings, Inc., f/k/a Anvex International, Inc., a Nevada corporation, and its subsidiaries, including HRAA, a private Maryland corporation, after giving effect to the Merger, the Split-Off and the closing on at least the Minimum Offering Amount.

Private Placement Offering

Concurrently with the closing of the Merger and in contemplation of the Merger, we sold 206,183 shares of our common stock, $0.001 par value (the “Shares”) for gross proceeds of $663,907.25 at a purchase price of $3.22 per share (the “Purchase Price”) in a private placement offering (the “Offering”). The Offering was being offered with a minimum amount of $470,000 (the “Minimum Offering Amount”) and up to a maximum of $1,500,000 (the “Maximum Offering Amount”).The Offering will continue until the earlier of (i) the termination of the Offering by the Company; (ii) the sale of the Maximum Offering Amount; and (iii) forty-five (45) days following the closing of the Minimum Offering Amount, which may be extended by the Company, in its sole discretion, for an additional thirty (30) days.  Within sixty (60) days after the Maximum Offering Amount has been sold, we have agreed to file a registration statement on Form S-1 (or any other applicable form exclusively for the Offering) (the “Registration Statement”) registering for resale under the Securities Act all of the Shares sold in the Offering. If the Maximum Offering Amount is not sold, we are under no obligation to file the Registration Statement.

In addition, as part of the Offering, (i) holders of certain convertible notes of HRAA in an aggregate principal amount of $313,907.25 (the “HRAA Convertible Notes”), which principal amount were included in computing the Minimum Offering Amount, automatically converted into an aggregate of 97,487 shares of our common stock at a conversion price of $3.22 per share which is equal to the Purchase Price, and (ii) holders of certain senior secured bridge loan promissory notes of HRAA in the aggregate principal amount of $250,000 (the “HRAA Notes”) automatically converted into an aggregate of 103,523 shares of our common stock at a conversion price of $2.415 per share which is equal to a discount of 25% to the Purchase Price (collectively, the “Debt Conversions”).

On April 12, 2012, we closed the Offering by selling an additional $346,040 at the purchase price of $3.22 and issuing 107,466 shares of Common Stock. The total raised in the Offering was $1,009,947.

As a result of the Offering, after payment of offering expenses including related legal and accounting expenses we received net proceeds of $832,477.25.

The foregoing description of the Merger, Split-Off, Offering and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Merger Agreement, which is filed as Exhibit 2.1 hereto; (ii) the form of Subscription Agreement, which is filed as Exhibit 10.1 hereto; (iii) the Form of Registration Rights Agreement, which is filed as Exhibit 10.2 hereto; and (iv) the Split-Off Agreement, which is filed as Exhibit 10.3 hereto, each of which is incorporated herein by reference.

Following the Merger, the Spit-Off, the Offering and the Debt Conversions, as of the date of this Amended Current Report on Form 8-K, there were 2,728,283 shares of our common stock issued and outstanding, which included1,040,000 shares held by our pre-Merger stockholders and 1,271,111 shares held by the former stockholders of HRAA. In addition, the investors in the Offering, including the former holders of the HRAA Convertible Notes, held 206,183 shares of our common stock, and the former holders of the HRAA Notes held 103,523 shares of our common stock, as well as 107,466 shares sold in our Offering on April 12, 2012.  As a result, our pre-Merger stockholders held approximately 38.12% of our issued and outstanding shares of common stock, the former stockholders of HRAA held approximately 46.59%, the investors in the Offering, including the former holders of the HRAA Convertible Notes and the HRAA Notes, held approximately 15.29% (see “Description of Capital Stock”).

The shares of common stock issued to the former stockholders of HRAA in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold absent registration or an applicable exemption from the registration requirements. We have not committed to registering these shares for resale. Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Changes to the Business.  We intend to carry on HRAA’s business as our sole line of business.  We have relocated our executive offices to 8551 W. Sunrise Boulevard, Unit 305, Plantation, Florida 33322 and our telephone number is (954) 472-2340.

Changes to the Board of Directors and Executive Officers.  Upon the closing of the Merger, Anna Vechera resigned as executive officer and director of the Company and Andrea Clark, Robert Rubinowitz and Keith Siddel were appointed to our board of directors. Following the Merger, Andrea Clark was appointed as our President and Chief Executive Officer, Robert Rubinowitz was appointed as our Chief Operating Officer, Secretary, Treasurer and Director and Keith Siddel was appointed as our Chief Marketing Officer and Director.
All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment.  The Merger is being accounted for as a reverse merger and recapitalization and HRAA is deemed to be the acquirer in the reverse merger for accounting purposes. Consequently, the assets and liabilities and the historical operations of the Company that will be reflected in the financial statements prior to the Merger will be those of HRAA, and the consolidated financial statements of the Company after completion of the Merger will include the assets and liabilities of HRAA, historical operations of HRAA and operations of HRAA from the Closing Date of the Merger.  Further, as a result of the issuance of the shares of common stock pursuant to the Merger, a change in control of the Company occurred as of the date of the Merger.

Tax Treatment.  The Merger is intended to constitute a tax-deferred exchange of property governed by Section 351 of the United States Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.Any gain required to be recognized will be subject to regular individual or corporate federal income taxes, as the case may be.

DESCRIPTION OF BUSINESS

We are a health information management services company specializing in optimizing revenue integrity programs for hospitals and their physicians by providing contract coding, quality coding services, defense auditing for Recovery Audit Contractors (RAC) and Office of Inspector General (OIG) audits, education, and revenue consulting services.  Our goal is to provide timely, accurate and meaningful services with technology and information to support the performance of revenue integrity for hospitals, free-standing surgical centers and physician offices throughout the country.

Corporate History

HRAA was incorporated under the laws of the State of Maryland on February 21, 2001 as Healthcare Revenue Assurance Associates, Inc.  Effective June 2001, HRAA changed its name to Health Revenue Assurance Associates, Inc.  On August 15, 2011, HRAA entered into an Agreement and Plan of Merger with HRM, LLC, a Colorado limited liability corporation. HRAA was the surviving entity with HRM, LLC ceasing to exist.

We were incorporated in the State of Nevada on December 13, 2010, with business operations in manufactured stone veneer distribution.  Prior to the closing of the Merger and the closing on at least the Minimum Offering Amount, we transferred all of our operating assets and liabilities to Anvex Split Corp., a Nevada corporation and our wholly-owned subsidiary (the “Split-Off Subsidiary”), and contemporaneously with the closing of the Merger, we split-off the Split-Off Subsidiary through the sale of all of the outstanding capital stock of the Split-Off Subsidiary (the “Split-Off”) to our former sole officer and director (the “Split-Off Shareholder”).  In connection with the Split-Off, an aggregate of 3,500,000 shares of our common stock held by the Split-Off Shareholder were surrendered and cancelled without further consideration.

Pursuant to the Merger Agreement, the Acquisition Sub will merger with and into HRAA, with HRAA remaining as the surviving entity after the Merger. As a result of the Merger, we acquired the business of HRAA and will continue the existing business of HRAA as our wholly-owned subsidiary.

Our Industry

We primarily work with hospitals, physicians and other medical facilities in providing coding services relating to such medical facilities’ process for receiving reimbursement from insurance companies, Medicare and Medicaid. Specifically, our business is focused on offering medical providers with services such as contract coding, billing and coding audits, education services and courses for medical providers, general consulting services and ICD-10 transition guidance. We have provided services for over 900 hospitals across the United States, including NYU Medical Center, Stanford Medical Center, University Medical Center of Tucson Arizona, Hartford Hospital and Henry Ford Medical Center.

ICD-10 Transition

In the short term, the main focus of our business will be with respect to the ICD-10 coding transition. All hospitals and medical providers currently maintain coding personnel in some form that are primarily responsible for seeking reimbursement for patients’ procedures. The current system in place that drives the appropriate medical codes from hospitals/medical facilities to insurance companies is called ICD-9, which was implemented over 30 years ago.

In January 2009, the United States Department of Health and Human Services (“HHS”) published a final rule which mandated a change in medical coding in United States health care settings from the current system, International Classification of Diseases, 9th Edition, Clinical Modification (ICD-9-CM), to the International Classification of Diseases, 10th Edition, Clinical Modification/Procedure Coding System (ICD-10-CM/PCS). Compliance with this ruling was to be achieved by October 1, 2013.  The new, mandated version expands the number of codes from 24,000 to 155,000, making it more precise and descriptive and more accurately describing the diagnoses and inpatient procedures of care delivered.  The transition to ICD-10-CM/PS will require significant business and systems changes throughout the health care industry and will impact all processes and people from finance to compliance to doctors.

On April 9, 2012, as published in the Federal Register, citing concerns about the ability of provider groups to meet the looming compliance deadline to adopt ICD-10-CM/PCS, HHS announced a proposed rule which would delay the implementation date by 1 year to October 1, 2014. Interested parties now have the ability to comment during a period ending 30 days after the date of the announcement. HHS then has a 60 day period to review and issue its final decision regarding the final implementation date.

The Company anticipates significant revenue growth from the implementation of ICD-10-CM/PCS, whether implemented in October 1, 2013 or the newly proposed effective date of October 1, 2014. We expect that the only significant result from the delay in implementing ICD-10-CM/PCS would be to delay our services. We will utilize the additional time to continue to train our staff and prepare for the implementation of ICD-10-CM/PCS.

Once  the IDC-10 system is instituted, every single hospital, physician, outpatient facility, health plan payer, insurance organization, as well as Medicare and Medicaid currently subject to the Health Insurance Portability and Accountability Act (“HIPAA”) will be federally mandated to switch from the current code set ICD-9 (24,000 codes) to the new revision called ICD-10 (155,500 codes) (the “ICD-10”). ICD-10 is characterized as being a much more complex and specific coding system. Our business plan focuses on providing our expertise in ICD-10 coding to each hospital, physician, outpatient facility, health plan payer, insurance organization, as well as Medicare and Medicaid currently subject to HIPAA. We believe the federally mandated change to ICD-10 could cause financial issues, as well as other challenges, for hospitals and medical facilities that are not properly prepared for the changeover to the ICD-10 coding system. Furthermore, the change to the ICD-10 coding system will also affect nearly every patient in America and have a dramatic effect on the healthcare coding business.

We believe that we are uniquely capable of providing consulting and related services with respect to the ICD-10 coding transition due to the potential issues that we believe medical providers will experience due to the transition. In that regard, we believe the following are some of the issues that will be experienced due to the changeover:

●	The new system will require time, money and commitment by over 6,000 hospitals, 600,000 physicians and every health insurance provider in the United States.
●	Re-education and training of every Health Information Management (HIM) department is required of every hospital and medical facility in the United States.
●	All claims submitted by hospitals and physicians for reimbursement without utilizing ICD-10 will result in immediate rejection and non-payment.
●	Hospitals and medical facilities will incur massive backlogs in their billing and coding departments. Backlog in coding will lead to greater time between payments and crippling financial deficits.
●	There will likely be an increase in coding errors, resulting in incorrect payments that can lead to hefty fines.
●
Initial estimates based on other countries that have already converted to ICD-10 predict a 50% loss of productivity due to the complexity of the new system - a result of more time being allocated to the preparation of each individual patient case.

●
The sheer number of codes and time for each entry will dramatically impact the workload.  Currently there are not enough coders to meet this demand, resulting in an ongoing shortfall, with an accelerating shortfall anticipated after ICD-10 is implemented.

●	Every discipline in the hospital will be affected as they all revolve around the same coding system.
●
For each code in the ICD-9 format, there will be additional, more descriptive codes in the ICD-10 format. This will greatly increase the quality of patient care, but simultaneously put a burden on hospitals and their medical coders.

●	Currently under ICD-9, hundreds of millions of dollars of revenue are lost each year due to medical coding and billing errors.
●	The average age of a medical coder is 54. It is estimated that 20% of coders plan to retire or change activities because of this transition.

We believe we are able to provide hospitals and medical providers with the ability to effectively transition to ICD-10 and prevent massive backlogs that lead to crippling financial deficits.  Our team of certified coders provides hospitals with the expertise needed to successfully input the proper data set into the Health Information Management (HIM) system which drives reimbursement from insurance providers such as Medicare and Medicaid, as well as private insurance companies.  We offer above industry standards ICD-9 and ICD-10 training to coders, equipping them with the knowledge to effectively assign the appropriate codes. We also conduct medical billing audits, identifying risks of lost revenue and ensuring the correct amounts have been paid. In doing so, we shorten the revenue cycle and prevent financial stress on healthcare providers.

The transition from ICD-9 to ICD-10 will drastically affect the entire healthcare industry, especially patients, hospitals, medical facilities, physicians, insurance providers and the coding workforce. Our goal is to optimize revenue integrity by providing expert contract coding and consulting services to hospitals and medical facilities throughout the United States.  We will implement marketing tools in order to create our own brand identity and leverage this rapidly growing awareness of the upcoming switch to ICD-10 and the potential financial pressure a hospital will face if not properly prepared and trained.

We believe that the following tasks are essential to achieve ongoing success:

●	development of long lasting relationships with new clients and strengthen relationships with existing clients;
●	recruitment and proper training of qualified personnel;
●	appropriate fiscal planning and execution;
●	development of an extensive sales network;
●	effective and broad-reaching promotional programs;
●	connecting effectively with executive-level decision makers of hospitals and medical facilities;
●	accurately and efficiently audit the medical billing records to maximize revenue integrity;
●	ensure that we are supplying hospitals and medical facilities with top quality, certified medical coders;

●	developing and deploying dynamic and effective marketing strategies; and
●	informing healthcare professionals the products, services and benefits of being an HRAA client.

In addition to the above, our ICD-10 coding transition services will also include the training of our client’s staff with respect to the ICD-10 coding system; providing coding resources while the client’s staff is undergoing training; coding resources to handle backlog as productivity levels drop off; and auditing resources to ensure retention and accuracy of the ICD-10 coding.

Products and Services

We provide our customers with customized, hands-on, strategy-focused and in-depth analysis of a hospital’s Revenue Cycle and their compliance, as well as APC and DRG coding and documentation audits. APC Audit Pro software was developed, funded, and is property of the Company and therefore is being acquired along with all other net assets of the Company as part of the merger.   The costs of development of this proprietary software is accounting for in accordance with ASC 985.

We also offer customized education and certification programs, chargemaster data integrity, reviews, and solutions yielding measurable results, increased productivity, reduced DNFB, improved APC accuracy and optimized Revenue Integrity. We are committed to providing the most intuitive Revenue Integrity solutions in the industry through various means including APC AuditPro™, proprietary internal auditing technology for Outpatient claims. We offer and provide the following products and services:

Contract Coding

We provide hospitals and physicians across the United States with the ability to outsource its coding to us. We will provide them with an experienced team of backlog coders to assist facility coding departments or to outsource the project altogether. Certified AHIMA & AAPC associates are fully trained in both ICD-9 and ICD-10 platforms and supply hospitals and physicians with medical coding and billing expertise, reducing the risk of error while maximizing accuracy, efficiency and profitability.

Billing & Coding Audits

We provide accurate and complete ICD-9 and ICD-10 diagnosis, which increases reimbursement efficiency and maintains compliance initiatives. We audit increase quality control, revenue integrity, and prevent hefty fines for inaccurate or over-coding.

Education

We offer various training and educational opportunities to our clients, including Education Sessions, Hospital Boot Camps, Workshops, and Webinars.

Consulting

Our consulting services provide secure and effective solutions for complex regulatory challenges, internal inefficiencies and revenue cycle analysis.  We work side-by-side with hospitals and their physicians to collaborate on the right solution, which results in a detailed road map, ensuring that the process achieves revenue integrity.

Marketing

Currently, we have launched a new website along with a social media campaign and SEO program. Additionally, we have committed to exhibit at six (6) tradeshows in 2012. We have also launched an adverting campaign that includes advertising on the inside back cover of the American Health Information Management Association Journal for all 12 issues in 2012.

In addition to the above, we plan to utilize the following sales and marketing methods to reach our target markets:

Direct Sales – In addition to our management building sales nationwide, we plan on hiring additional sales people who will target direct institutional healthcare facilities according to geographic area.

Independent Sales Agents – We plan on engaging sales agents throughout the country to sell on a commission plus salary basis. These individuals have background in the healthcare industry and will maintain high-level contacts with the senior management of the healthcare institutions.

Local, Federal and State Industry Associations – We plan on actively developing relationships with the hundreds of medical associations throughout the United States.

Trade Shows and Conferences – We plan on highlighting its products and services at trade shows and industry conferences across the United States, which provide access to key healthcare decision makers and client leads.

Internet Marketing & E-commerce Strategy – We plan to utilize web-based tools and Internet marketing methods to increase the brand name by search engine optimization, mining and partner links.

Public Relations and Branding – Our reputation has been well established in the industry as a result of the success of our founder, Andrea Clark.  We plan on expanding our presence in the public vision and in the healthcare industry by working hand in hand with a top public relations firm.

Stein Marcom Consulting Agreement

On January 17, 2011, HRAA entered into a consulting agreement with Stein Marcom Consulting (“Stein Marcom”), whereby Stein Marcom agreed to promote HRAA’s AuditPro software line (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Stein Marcom agreed to be the exclusive independent sales representative of HRAA with respect to the promotion of the AuditPro software line in the entire United States, except for the state of Florida. Stein Marcom received ten percent (10%) commission on software license fees and maintenance fees sold, and five percent (5%) commission on consulting service fees. The Consulting Agreement expired on January 17, 2012.

Subsidiaries

Following the Merger, HRAA became our wholly-owned subsidiary. HRAA has one subsidiary, Dream Reachers, LLC, which is engaged in the rental of real estate.

Competition

Our competition includes companies such as Advance Computer Software Group PLC, Nexus AG, Mediware Info, SHL Telemedicine Ltd., Pro Medicus Ltd., Noemalife SpA, MedAssets, Medical Columbus AG, Clinical Computing PLC, and Medquist Inc.  However, while we exclusively dedicate our operations to providing coding and billing audits, consulting services, medical backlog coding and staffing, and ICD-10 educational and training services to hospitals and healthcare facilities, none of our competitors provide the full spectrum of these services, specifically backlog coding and staffing.

Regulatory Matters/Compliance

We are not aware of any need for any government approval of our principal products or services. We do not anticipate any governmental regulations on our business.

Intellectual Property

We have a patent pending on our computer software and technology relating to hospital claims auditing system and methods. We filed for this patent with the United States Patent and Trademark Office on October 13, 2006. The patent is currently pending.

Employees

As of April 25, 2012, we had twenty-seven (27) full-time employees.  None of these employees are represented by collective bargaining agreements and the Company considers it relations with its employees to be good.

Properties

The Company’s corporate headquarters is located in Plantation, Florida. The Company currently leases space located at 8551 W. Sunrise Boulevard, Unit 305, Plantation, Florida 33322. The lease is for a term of one-year beginning on September 1, 2011 and ending August 30, 2012. We have an option to renew the lease for 5 successive one-year terms. Our lease payments are a total of $55,767 for the entire term (or, $4,230 per month).

Our wholly-owned subsidiary, Dream Reachers, LLC, also owns property located at 8551 W. Sunrise Boulevard, Unit 304, Plantation, Florida 33322. This condominium is located adjacent to our corporate headquarters and we use it for employees and training. There was an original mortgage on the property in the amount of $192,500.

Corporation Information

Our principal executive offices are located at 8551 West Sunrise Blvd., Suite 304, Plantation, FL 33322. Our telephone number is (954) 472-2340 and our fax number is (954) 370-0157. Our website is www.healthrevenue.com.

LEGAL PROCEEDINGS

From time to time, the Company is involved in litigation matters relating to claims arising from the ordinary course of business. While the results of such claims and legal actions cannot be predicted with certainty, the Company’s management does not believe that there are claims or actions, pending or threatened against the Company, the ultimate disposition of which would have a material adverse effect on our business, results of operations, financial condition or cash flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Health Revenue Assurance Holdings, Inc. for the fiscal years ended December 31, 2011 and 2010, should be read in conjunction with the Selected Consolidated Financial Data, our financial statements, and the notes to those financial statements that are included elsewhere in this Current Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Current Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

On February 10, 2012, we entered into an Agreement and Plan of Merger and Reorganization with Health Revenue Acquisition Corp., a Maryland corporation and our wholly-owned subsidiary (“Acquisition Sub”), and Health Revenue Assurance Associates, Inc., a Maryland corporation (“HRAA”), pursuant to which Acquisition Sub was merged with and into HRAA, and HRAA, as the surviving corporation, became our wholly-owned subsidiary (the “Merger”).

HRAA provides medical coding consulting services designed to support the performance of revenue integrity for integrated health systems, hospitals, ambulatory surgical centers and physician practices throughout the United States. The services provided include general consulting, education, training, medical coding auditing, actual medical coding input services, and software sales.

HRAA supports hundreds of major healthcare providers as well as non-profit and publicly owned community healthcare entities with contract coding, billing and coding audits, education, revenue cycle consulting, and transition services.

HRAA has one variable interest entity that it treats as a subsidiary, Dream Reachers, LLC. We treat Dream Reachers, LLC as a subsidiary for accounting purposes. The only business purpose of Dream Reachers, LLC is to own certain of our offices and is the borrower on a mortgage loan related to such offices.  Its offices are utilized by HRAA at no cost and HRAA pays the related mortgage’s principal and interest, taxes and maintenance.

We are subject to risks common to service providers and consulting companies, including competition and the ability to recruit, train, and put in place a sufficient quantity of proficient consultants and medical coders familiar with the requirements of IDC-10-CM/PCS, the uncertainty of future regulatory approvals and laws, the need for future capital and the retention of key employees. We cannot provide assurance that we will generate revenues or achieve and sustain profitability in the future.

Recent Developments

Certain significant items or events must be considered to better understand differences in our results of operations from period to period. We believe that the following items have had a material impact on our results of operations for the periods discussed below or may have a material impact on our results of operations in future periods.

ICD-10-CM/PCS

In January 2009, the United States Department of Health and Human Services (“HHS”) published a final rule which mandated a change in medical coding in United States health care settings from the current system, International Classification of Diseases, 9th Edition, Clinical Modification (ICD-9-CM), to the International Classification of Diseases, 10th Edition, Clinical Modification/Procedure Coding System (ICD-10-CM/PCS). Compliance with this ruling was to be achieved by October 1, 2013.  The new, mandated version expands the number of codes from 24,000 to 155,000, making it more precise and descriptive and more accurately describing the diagnoses and inpatient procedures of care delivered.  The transition to ICD-10-CM/PS will require significant business and systems changes throughout the health care industry and will impact all processes and people from finance to compliance to doctors.

On April 9, 2012, as published in the Federal Register, citing concerns about the ability of provider groups to meet the looming compliance deadline to adopt ICD-10-CM/PCS, HHS announced a proposed rule which would delay the implementation date by 1 year to October 1, 2014. Interested parties now have the ability to comment during a period ending 30 days after the date of the announcement. HHS then has a 60 day period to review and issue its final decision regarding the final implementation date.

The Company anticipates significant revenue growth from the implementation of ICD-10-CM/PCS, whether implemented in October 1, 2013 or the newly proposed effective date of October 1, 2014.

Year ended December 31, 2011 compared to the year ended December 31, 2010

Results of Operation

The following table presents a summary of operating information for the year ended December 31, 2011and 2010:

	For the	For the Year ended
	Year ended	months	Increase/	Increase/
	December 31,	December 31,	(Decrease)	(Decrease)
	2011	2010	($)	(%)

Net Revenue	$1,432,773	$1,136,379	$296,394	26.1%
Cost of Revenues	473,719	294,064	179,655	61.1%
Gross profit	959,054	842,315	116,739	13.9%

Selling and administrative expenses	1,976,655	594,931	1,381,724	232,2%
Research and development expenses	93,489	73,655	19,834	26.9%
Depreciation and amortization	31,362	16,622	14,740	88.7%
Interest expense, net	29,469	14,802	14,667	99.1%
Net income (loss)	$(1,171,921)	$142,305	$(1,314,225)	-923.5%

Net Revenue:

Net revenue increased by approximately $296,000 or approximately 26%, from approximately $1.13 million for the year ended December 31, 2010 to approximately $1.43 million for the year ended December 31, 2011.  The increase was due primarily to increased revenue generated from medical coding audit services.

Cost of Revenues:

Cost of revenues increased by approximately $180,000 or approximately 61%, from approximately $294,000 for the year ended December 31, 2010 to approximately $474,000 for the year ended December 31, 2011.  The increase was due primarily to greater personnel costs associated with the increase in medical coding audit service revenue. The Company increased staff from 7 employees to 27 employees during the year. These employees were added primarily in the third and fourth quarter.

Gross profit:

Gross profit increased by approximately $117,000, or approximately 14%, from approximately $842,000 for the year ended December 31, 2010 to approximately $959,000 for the year ended December 31, 2011.  The increase was due to the increased revenue generated by medical coding audit services offset by the additional cost of hiring and training new employees to provide such services.

Selling and Administrative Expenses:

Selling and administrative expenses were approximately $1.977 million for the year ended December 31, 2011, an increase of approximately $1,381,000, or 232%, from approximately $595,000 for the year ended December 31, 2010. The increase was primarily due to approximately $819,000 of compensation expense recognized in connection with the issuance of stock as part of the merger with HRM, higher personnel costs, advertising costs, and professional fees in the 2011 period connected to our merger with HRAA which occurred in February 2012.

Research and Development Expenses:

Research and development expenses were approximately $93,000 for the year ended December 31, 2011, an increase of approximately $20,000, or 27%, from approximately $74,000 for the year ended December 31, 2010. The increase was primarily due to expenses associated with the development of the Company’s proprietary software.

Depreciation and Amortization Expenses:

Depreciation and amortization expenses were $31,000 for the year ended December 31, 2011, an increase of approximately $15,000, or 89%, from approximately $17,000 for the year ended December 31, 2010. The increase was primarily due to a full year of depreciation related to the purchase and related improvements of the our office facilities, purchased in July 2010.

Net Income:

As a result of the above factors, a net loss of approximately ($1,171,921) was recognized for the year ended December 31, 2011 as compared to net income of approximately $142,000 for the year ended December 31, 2010, a decrease of approximately $1,314,000 or approximately 923%. The decrease was primarily attributable to the effect of increased compensation  expenses with the issuance of stock associated with an employment agreement, increased selling and administrative expenditures, the additional depreciation and research and development expenses incurred in the 2011 period.

Liquidity and Capital Resources

The Company’s principal sources of liquidity include cash from operations and proceeds from long term debt financing. Proceeds from debt and equity financing provided net borrowings of approximately $394,000 for the year ended December 30, 2011.

As of December 31, 2011, the Company had cash balances of approximately $199,000 as compared to approximately $55,000 as of December 31, 2010, an increase of approximately $144,000. The increase was primarily due to the receipt of a bridge loan in the amount of approximately $250,000 received in October 2011 made in connection with the planned merger with us.  At December 31, 2011, the Company has a working capital deficit of approximately $472,000.

Net cash used in operating activities was approximately $66,000 for the year ended December 31, 2011.  This compared to net cash provided in operating activities of approximately $187,000 in the year ended December 31, 2010. The decrease of $253,000 was primarily due to higher personnel costs, advertising costs, and professional fees in the 2011 period connected to our merger with HRAA which occurred in February 2012.

Net cash used in investing activities was approximately $47,000 in the year ended December 31, 2011 as compared to net cash used of approximately $325,000 in the year ended December 31, 2010 period, reflecting the investment in HRAA’s office facilities and related improvements made in July 2010.

Net cash provided by financing activities amounted to approximately $256,000 in the year ended December 31, 2011 period, compared to net cash provided in 2010 of approximately $123,000, representing an increase in net cash flow from financing activities of approximately $133,000.  This was due to the receipt of the previously mentioned bridge loan in the amount of $250,000 and proceeds from a stock subscription in anticipation of the Company’s merger in the amount of approximately $170,000.  This compares to the mortgage borrowed in connection with Dream Reachers acquisition of HRAA's office facilities in July 2010  in the year ended December 31, 2010.

Private Placement Offering

Concurrently with the closing of the Merger and in contemplation of the Merger, we sold 206,183 shares of our common stock, $0.001 par value (the “Shares”) for gross proceeds of $663,907 at a purchase price of $3.22 per share (the “Purchase Price”) in a private placement offering (the “Offering”). The Offering was being offered with a minimum amount of $470,000 (the “Minimum Offering Amount”) and up to a maximum of $1,500,000 (the “Maximum Offering Amount”).

On April 12, 2012, we closed the Offering by selling an additional $346,040 at the purchase price of $3.22 and issuing 107,466 shares of Common Stock. The total raised in the Offering was $1,009,947.

The shares of common stock issued to the former stockholders of HRAA in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold absent registration or an applicable exemption from the registration requirements. We have not committed to registering these shares for resale. Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Bank loans

The Company has three bank loans from two commercial banks for working capital and capital investment and one loan from a private equity company made in connection with the merger.

1.
A revolving line of credit for $150,000 with Bank of America for working capital needs. The line of credit is secured by all business assets, collateral, and personal guarantees. The line of credit has an open ended maturity date, is automatically renewed unless cancelled, and incurs interest at the Bank’s prime rate plus 3%. The Bank’s prime rate of interest at December 31, 2011 was 3.25%. The balance of the revolving line of credit as of December 31, 2011 was $98,500.

2.
A term loan with Bank of America whose proceeds were used for general working capital. The loan is personally guaranteed by one of Company’s stockholders and is collateralized by the assets of HRAA. Payments of principal and interest are approximately $2,700 per month. The loan matures in five years from March 2009, and incurs interest at the rate of 6.75% per annum. The balance due as of December 31, 2011 was $67,000.

3.
A mortgage made to Dream Reachers, LLC related to certain real estate which houses HRAA’s main offices in Plantation, Florida.  The loan originated July 2010 in the amount of $192,500 and matures July 2020, when a balloon principal payment of approximately $129,000 becomes due.  The loan is collateralized by the real estate and is personally guaranteed by a stockholder of HRAA and all members of the affiliate. Interest is fixed at 6.625% for the first five years of the loan, and converts to an adjustable rate for the second five years at the Federal Funds Rate plus 3.25%, as established by the United State Federal Reserve.  The balance under this mortgage loan as of December 31, 2011 was approximately $186,000. Monthly payments for principal and interest are approximately $1,500 until July 2015, when the total monthly payment may vary due to the adjustable interest rate provision in the note.

4.
On October 21, 2011, the Company entered into a second Bridge Loan agreement (the “Bridge Loan”) in the amount of $250,000 with a third party lender. The primary purpose is to repay an Initial Bridge Loan made in August 2011 and to pay for certain professional fees in connection with a reverse merger with a Public Company. The Bridge Loan incurs interest at the rate of 12% per annum which will be due only in the event the contemplated equity transaction (which occurred in February 2012) does not materialize. Upon the closing of the transaction, all interest accrued but not paid shall be deemed cancelled and paid in full and the entire principal amount of the note shall be automatically converted into an aggregate of 103,523 shares of common stock at a conversion price of $2.415 per share which is equal to a discount of 25% of to the Purchase Price.

In the coming 12 months, HRAA has approximately $284,000 in bridge, bank and other loans that will  become due.

We believe that our currently available working capital, credit facilities referred to above and the proceeds from our private placement should be adequate to sustain our operations at the current level for the next twelve months. Proceeds raised in the Offering will be used in accordance with the Use of Proceeds section discussed herein.

2012-2013 Outlook

Our future plans target capitalizing on opportunities made available from the mandated implementation of ICD-10-CM/PCS, which currently requires hospitals and all other health care providers throughout the country to implement by October 1, 2013.As previously described, on April 9, 2012, HHS announced a proposed rule which would delay the implementation date by 1 year to October 1, 2014.  The determination of the final implementation date will be known by mid July 2012.

Regardless of the final implementation date, the Company’s plan to capitalize on the mandated implementation is based upon on the expectation that we will a)  increase the level of coding service revenues from clients that seek contract coding based on the requirements of the current ICD-9-CM and the new ICD-10-CM/PCS  b) increase audit service revenues from clients that seek to validate the accuracy of their billing performed by internal departments and c) increase revenues through the implementation of technology based software analytics solutions which would assist clients in identifying financial opportunities relating to their revenue cycle and the transition to ICD-10-CM/PCS.

The possible delay in implementation of ICD-10-CM/PCS is not expected to materially impact the revenues of the Company. Servicing this anticipated expansion in customer base will require the recruitment, training and on boarding of several hundred medical coders by the date of implementation. Over the next two years, we will focus mainly on new customer acquisition, expanding services to our existing client base, and expanding our medical coding staff. We plan to use a portion of the proceeds from the Offering to implement this planned growth. The proceeds raised in the Offering may not be sufficient to fully implement our growth plans and we may need additional resources and future financings to complete our growth.

Off-Balance Sheet Arrangements

None.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Critical Accounting Policies

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates, and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our consolidated financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our consolidated financial statements.

Basis of Consolidation

The consolidated financial statements include the accounts of ours and our wholly-owned subsidiary, Health Revenue Assurance Associates and the accounts of its variable interest entity, Dream Reachers, LLC.  All significant inter-company transactions and balances are eliminated in consolidation.

Consolidation of Variable Interest Entities

Effective January 1, 2010, the Company adopted new provisions of the consolidation guidance included in Accounting Standards Codification 810, Consolidations that amended the consolidation guidance applicable to VIEs and the definition of a VIE, and requires enhanced disclosures to provide more information about an enterprise's involvement in a VIE. Under the consolidation guidance, the Company must make an evaluation of these entities to determine if they meet the definition of a VIE. Generally, a VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity's activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity's activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include revenue recognition, valuation of accounts receivable, and useful lives of property and equipment.

Revenue Recognition

A substantial portion of the Company's revenue is generated from medical coding audit services. Auditing revenue is invoiced in accordance with the contract, generally at three benchmark time periods which coincide when the work is performed. Below is a description of the general benchmarks and work phases associated with the Company's audit services:

●
Planning Phase - work commences prior to and as soon as the contract is signed and includes setting the audit scope, scheduling of the job, assignment of audit staff, understanding the client and their systems, determination of sample size and sampling methods to be employed, and other specific items as outlined in the contract. The planning phase includes the determination of deliverables as defined in the contract, generally consisting of a listing of errors, training and a final report. The Company generally invoices and recognizes 50% of the contract value at the completion of the Planning Phase. Although all of the contracts contain a clause making the first 50% of the engagement fee due and non-refundable at this point, the Company does not deem this initial fee to be recognized as deferred revenue under SAB 104 due to the extensive amount of work to be done prior to accepting the contract.

●
Field Work Phase - is performed at the client location and generally lasts one week and encompasses actual testing of sample claims preselected in the Planning Phase. The auditor generally preloads the selected claims into the Company's proprietary software and audits the claim records by reviewing actual medical records. The software assists the auditor in determining proper classifications and allows the auditor to compare the proper classification against what was filed in the submission made by the client to Medicare. Notes and comments are recorded and audit reports are generated. The Company generally invoices and recognizes 40% of the contract value at the completion of the Field Work Phase.

●
Reporting Phase - includes a summary of audit findings, exit conference with clients, and any other specific deliverables as determined by the contract. The Company generally invoices and recognizes the remaining 10% of the contract value at the completion of the Report Phase.

An insignificant amount of the Company's revenue is derived from consulting, training and coding services provided. Revenue from these revenue streams is recognized after services are performed based on the quoted and agreed upon fee contained in its contracts.

Dream Reachers, LLC, owns the Company's offices and is the borrower on a mortgage loan related to such offices. Dream Reachers, LLC does not engage in real estate rental business. Its offices are occupied by HRAA at no cost and HRAA pays the related mortgage's principal and interest, taxes and maintenance. Dream Reachers has been treated as a Variable Interest Entity for accounting purposes in the Company's consolidated financial statements.

Stock Compensation

The Company accounts for stock-based compensation under the provisions of ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair value on the grant date. Services performed and other transactions settled in the Company’s common stock are recorded at the estimated fair value of the stock issued, if that value is more readily determinable than the fair value of the consideration received.

We received the stock-based compensation expense over the requisite service period of the individual grantees, which generally equals the vesting period. All of our stock-based compensation is accounted for as an equity instrument.

Segment Reporting

Financial Accounting Standards Board (“FASB”) ASC Topic 280, Segment Reporting (“ASC 280”), establishes standards for the way public business enterprises report information about operating segments. ASC 280 also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has determined that based on these criteria it only operates one segment, consulting services, as all other services do not meet the minimum threshold for separate reporting of a segment.

RISK FACTORS

Risks Related to Our Business

Key employees are essential to expanding our business.

Andrea Clark, Robert Rubinowitz and Keith Siddel are essential to our ability to continue to grow and expand our business. They have established relationships within the industry in which we operate. If they were to leave us, our growth strategy might be hindered, which could materially affect our business and limit our ability to increase revenue.

We do not have a majority of independent directors serving on our board of directors, which could present the potential for conflicts of interest.

After the Merger, Andrea Clark, Robert Rubinowitz and Keith Siddel were appointed to serve on our Board of Directors. Andrea Clark, Robert Rubinowitz and Keith Siddel were also appointed as officers of the Company. As a result, we do not have a majority of independent directors serving on our Board. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between us and our stockholders, generally, and the controlling officers, stockholders or directors.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Lack of experience as officers of publicly-traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

Following the Merger, it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures.

We compete with many other companies in the market for contract coding and revenue consulting services which may result in lower prices for our services, reduced operating margins and an inability to maintain or increase our market share.

We compete with other outsourced clinical documentation solutions companies in a highly fragmented market that includes national, regional and local service providers, as well as service providers with global operations. These companies have services that are similar to ours, and certain of these companies have substantially larger or have significantly greater financial resources than we do. There can be no assurance that we will be able to compete effectively against our competitors or timely implement new products and services. Many of our competitors attempt to differentiate themselves by offering lower priced alternatives to our outsourced medical transcription services and customers could elect to utilize less comprehensive solutions than the ones we offer due to the lower costs of those competitive products. Some competition may even be willing to accept less profitable business in order to grow revenue. Increased competition and cost pressures affecting the healthcare markets in general may result in lower prices for our services, reduced operating margins and the inability to maintain or increase our market share.

Our growth is dependent on the willingness of new customers to outsource their coding work to us.

We plan to grow, in part, by capitalizing on perceived market opportunities to provide our services to new customers. These new customers must be willing to outsource functions which may otherwise have been performed within their organizations. Many customers may prefer to remain with their current provider or keep their coding in-house rather than outsource such services to us. Also, as the maintenance of accurate medical records is a critical element of a healthcare provider’s ability to deliver quality care to its patients and to receive proper and timely reimbursement for the services it renders, potential customers may be reluctant to outsource or change providers of such an important function.

Technology innovations in the markets that we serve may create alternatives to our products and result in reduced sales.

Technology innovations to which our current and potential customers might have access could reduce or eliminate their need for our services. A new or other disruptive technology that reduces or eliminates the use of one or more of our services could negatively impact the need for our services. Our failure to develop, introduce or enhance our services able to compete with new technologies in a timely manner could have an adverse effect on our business, results of operation and financial condition.

Our growth objectives are largely dependent on the timing and market acceptance of our new product offerings, including our ability to continually renew our pipeline of new products and to bring those products to market.

Our ability to continually renew our pipeline of new products and bring those products to market may be adversely affected by difficulties or delays in product development, such as the inability to identify viable new products, obtain adequate intellectual property protection, or gain market acceptance of new products. There are no guarantees that new products will prove to be commercially successful.

The Department of Health and Human Services has announced a delay in initiating the implementation of the ICD-10 system, which may affect the demand for our consulting services regarding the ICD-10 system.

On February 16, 2012, the Department of Health and Human Services announced that it was initiating a process to postpone the October 1, 2013 original implementation date for ICD-10. Our business plan is focused on capitalizing on the implementation of the ICD-10 system. Based on the announced delay of the implementation of the ICD-10 system, there may a reduced demand for our ICD-10 coding services. If there is a reduced demand for our ICD-10 coding services, this may impact our business and our profitability.

Risks Related to Our Securities

There is no market for our common stock.

There is currently no market for our common stock. Furthermore, an active trading market for our common stock may never develop or, if developed, it may not be maintained. Our shareholders may be unable to sell their securities unless a market can be established or maintained.

We are subject to penalties if we fail to file a registration statement registering the shares sold in the Offering on time.

Under the Registration Rights Agreement, we are obligated to file a registration statement for the resale under the Securities Act of the shares sold in the Offering within sixty (60) days after the final closing of the Maximum Offering Amount.  We also agreed to use our commercially reasonable efforts to have the registration statement declared effective within one hundred and eighty (180) days of the final closing of the Maximum Offering Amount (or, in the event the registration statement receives a “full review” from the Securities and Exchange Commission, the Effectiveness Deadline will be extended by thirty (30) days). If we do not meet these timelines, then we must pay liquidated damages in the amount of 1% of the purchase price of the shares, per each 30 day period or part thereof, for any such delay, subject to a maximum limit of 15% of the purchase price of the shares. If the Maximum Offering Amount is not sold, we are under no obligation to file the registration statement. Although we believe that we will be able to take all steps necessary to permit the SEC to declare the registration statement effective, it is possible that the SEC may, by application of policies or procedures that vary from past policies and procedures, delay the effectiveness of the registration statement or make it impractical for us to respond to the SEC in a manner that permits it to declare the registration statement effective.

The market price of our common stock may be volatile.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Because we were engaged in a reverse merger, it may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we were engaged in a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of the Company since there is little incentive to brokerage firms to recommend the purchase of the common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

When the registration statement required to be filed under the Registration Rights Agreementbecomes effective, there will be a significant number of shares of common stock eligible for sale, which could depress the market price of such stock.

Following the effective date of the registration statement required to be filed under the Registration Rights Agreement, a large number of shares of our common stock would become available for sale in the public market, which could harm the market price of the stock. Further, shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect as well. In general, a non-affiliate who has held restricted securities for a period of six months may sell such securities into the market and an “affiliate” who has held restricted shares for a period of six months may, upon filing a notification with the SEC on Form 144, sell common stock into the market in an amount equal to one percent of the outstanding shares.

Our common stock will be considered a “penny stock.”

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is currently less than $5.00 per share and therefore may be a “penny stock.” Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect your ability to sell shares.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTCBB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTCBB reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
●
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our common stock. We plan to retain any future earning to finance growth.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 25, 2012 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. Immediately following the Merger, we have 2,620,817 shares of common stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. All share ownership figures include shares of our Common Stock issuable upon securities convertible or exchangeable into shares of our Common Stock within sixty (60) days from April 25, 2012, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.
Name and Address	Beneficial Ownership	Percentage of Class (1)
Andrea Clark	508,444	18.6%

Robert Rubinowitz	508,444	18.6%

Keith Siddel	254,223	9.3%

All officers/directors as a group (3 persons)	1,271,111	46.5%

(1)	Based on 2,728,283 shares of common stock outstanding as of April 25, 2012.

2012 Equity Incentive Plan

Our Board of Directors and stockholders owning a majority of our outstanding shares adopted the 2012 Equity Incentive Plan (the “2012 Plan”) on February 10, 2012.  A total of 231,111 shares of our common stock are reserved for issuance under the 2012 Plan.  If an incentive award granted under the 2012 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2012 Plan.

Shares issued under the 2012 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2012 Plan.  In addition, the number of shares of common stock subject to the 2012 Plan and the number of shares and terms of any incentive award are expected to be adjusted in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2012 Plan.  Subject to the terms of the 2012 Plan, the compensation committee would have complete authority and discretion to determine the terms of awards under the 2012 Plan.

Eligible Recipients

Any officer or other employee of the Company or its affiliates, or an individual that the Company or an affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its affiliates, including a non-employee director of the Board, is eligible to receive awards under the 2012 Plan.

Grants

The 2012 Plan authorizes the grant to eligible recipients of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and stock appreciation rights, as described below:

●
Options granted under the 2012 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share.  The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant. Such awards may include vesting requirements.

●
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

●
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

●	Stock awards are permissible. The compensation committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

●
Stock appreciation rights or SARs, entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board may amend, suspend or terminate the 2012 Plan without stockholder approval or ratification at any time or from time to time.  No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2012 Plan terminates ten years after it is adopted.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Immediately after giving effect to the Merger, the Split-Off, the Offering and related transactions, there were 2,728,283 shares of our common stock issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Registration Rights

Within sixty (60) days after the Maximum Offering Amount has been sold, we have agreed to file a registration statement on Form S-1 (or any other applicable form exclusively for the Offering) (the “Registration Statement”) registering for resale under the Securities Act all of the shares sold in the Offering. If the Maximum Offering Amount is not sold, we are under no obligation to file the Registration Statement. We shall use its best efforts to cause the Registration Statement to be declared effective no later than one hundred eighty (180) days (the “Effectiveness Deadline”) after the date of the final closing of the Maximum Offering Amount (or, in the event the registration statement receives a “full review” from the Securities and Exchange Commission, the Effectiveness Deadline will be extended by thirty (30) days).  In the event we fail to file the Registration Statement on or before the Filing Deadline or fails to have the Registration Statement declared effective by the SEC on or before the Effectiveness Deadline then we shall pay liquidated damages in cash to each investor in the amount of one percent (1%) of the purchase price per share paid by such investor in the Offering for each thirty (30) day period during which such failure occurs and is continuing; provided, however, that in no event shall the aggregate of any such penalties exceed fifteen percent (15%) of the purchase price per share paid by such investor.

The Offering was closed on April 12, 2012 and the Maximum Offering Amount was not reached. As such, we are not obligated to file a registration statement for the shares sold in the Offering.

Indemnification of Directors and Officers

Under our Articles of Incorporation, no director or officer will be held personally liable to us or our stockholders for damages of breach of fiduciary duty as a director or officer unless such breach involves intentional misconduct, fraud, a knowing violation of law, or a payment of dividends in violation of the law. Under our bylaws, directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative.  This same indemnification is provided pursuant to Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Any repeal or modification of these provisions approved by our shareholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

Anti-Takeover Effect of Nevada Law, Certain By-Law Provisions

The Nevada Business Corporation Law contains a provision governing “acquisition of controlling interest” (Nevada Revised Statutes 78.378 -78.3793). This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

●	20 to 331/3%;
●	331/3 to 50%; or
●	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation, which:

●	has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and
●	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Combination with Interested Shareholders Statute” (Nevada Revised Statutes 78.411 -78.444) may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested shareholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested shareholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested shareholder” having:

●	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
●	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
●	representing 10 percent or more of the earning power or net income of the corporation.

An “interested shareholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested shareholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested shareholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested shareholders, or if the consideration to be paid by the interested shareholder is at least equal to the highest of:

●
the highest price per share paid by the interested shareholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested shareholder, whichever is higher;

●	the market value per common share on the date of announcement of the combination or the date the interested shareholder acquired the shares, whichever is higher; or
●	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol “ANVX.OB” and there is no active trading market for our stock.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760, and its telephone number is (727) 289-0010.

Item 3.02	Unregistered Sales of Equity Securities

Sales by Health Revenue Assurance Holdings, Inc.

On February 10, 2012, we sold 206,183 shares of our common stock at a purchase price of $3.22 per share for gross proceeds of $663,907.25.  In addition, as part of the Offering, (i) holders of certain convertible notes of HRAA in an aggregate principal amount of $313,907.25 (the “HRAA Convertible Notes”), which principal amount were included in computing the Minimum Offering Amount, automatically converted into an aggregate of 97,487 shares of our common stock at a conversion price of $3.22 per share which is equal to the Purchase Price, and (ii) holders of certain senior secured bridge loan promissory notes of HRAA in the aggregate principal amount of $250,000 (the “HRAA Notes”) automatically converted into an aggregate of 103,523 shares of our common stock at a conversion price of $2.415 per share which is equal to a discount of 25% to the Purchase Price (collectively, the “Debt Conversions”).The securities sold in these transactions were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. Each of the investors who received shares of our common stock in these transactions were accredited investors (as defined by Rule 501 under the Securities Act).

On February 10, 2012, we issued 1,271,111 shares of our common stock to the former stockholders of HRAA, pursuant to the Merger Agreement. The securities issued in this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold pursuant to the exemption from registration under the Securities Act provided by either Regulation S under the Securities Act, or Section 4(2) and Regulation D (Rule 506) under the Securities Act.  Each of the former stockholders of HRAA who received shares of our common stock pursuant to the Merger Agreement were accredited investors (as defined by Rule 501 under the Securities Act) at the time of the Merger.

On April 12, 2012, we closed the Offering and issued 107,466 shares of our common stock at a price of $3.22 per share, for a total aggregate amount of $346,040. The securities sold in these transactions were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. Each of the investors who received shares of our common stock in these transactions were accredited investors (as defined by Rule 501 under the Securities Act).
Information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of unregistered equity securities in connection with the Merger and Offering is incorporated by reference into this Item 3.02.

Sales by HRAA

On February 26, 2001, HRAA issued to Andrea Clark 100 shares of common stock. The shares issued were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act.

On August 15, 2011 HRAA effected an 8 for 1 stock split and issued an additional 700 shares to the current owners of the Company.  Additionally, after the split the Company hired Keith Siddel and granted 200 shares of common stock for his future services.  Accordingly the Company treated the issuance of the shares to Mr. Siddel as stock compensation.

On October 21, 2011, HRAA issued a senior secured promissory note to third-party investor in the principal amount of $250,000. Upon the closing of the Merger, this senior secured note automatically converted into 103,523 shares of our common stock valued at $2.415 per share.The shares underlying the note issued were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act.

On February 2, 2012, HRAA issued convertible notes to a number of third-party investors in the aggregate principal amount of $313,907.25. Upon the closing of the Offering, these HRAA Convertible Notes automatically converted into an aggregate of 97,487 shares of our common stock valued at $3.22 per share. The shares underlying the notes issued were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act.

Item 5.01	Changes in Control of Registrant.

As described in Item 2.01, in connection with the Merger, on February 10, 2012, each share of HRAA’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 1,271.111 shares of our common stock.  An aggregate of 1,271,111 shares of our common stock were issued to the holders of HRAA’s common stock.  Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the closing of the Merger, and as described in Item 5.02 of this Current Report, our sole officer and director resigned upon the closing of the Merger, and the officers and directors of HRAA became our officers and directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Set forth below is information regarding our directors and executive officers following the closing of the Merger. Pursuant to the terms of the Merger, our sole officer and director, Anna Vechera, resigned upon the closing of the Merger. Effective upon the closing of the Merger, Andrea Clark was appointed as our President and Chief Executive Officer, Robert Rubinowitz was appointed as our Chief Operating Officer, Secretary and Treasurer and Keith Siddel was appointed as our Chief Marketing Officer . In addition, in connection with the Merger, Andrea Clark, Robert Rubinowitz and Keith Siddelwere appointed to serve as our directors.

The following persons became our executive officers and directors on February 10, 2012, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position
Andrea Clark	51	Chairman of the Board, President and Chief Executive Officer
Robert Rubinowitz	45	Chief Operating Officer, Secretary, Treasurer and Director
Keith Siddel	44	Chief Marketing Officer and Director

Andrea Clark serves as our Chairman of the Board, President and Chief Executive Officer.  Ms. Clark is a prominent health information management expert, having working with hospitals, information systems, outpatient coding, operational and compliance training expertise, including hospital-based and free-standing day surgery sites, emergency room, hospital based clinics and ancillary diagnostic service areas for the last twenty-five years. In 2001, Ms. Clark founded HRAA and has been its chief executive officer since inception. Ms. Clark received her BS in Health Information Sciences from the University of Wisconsin. She is also certified by the American Health Information Management Association as a Registered Health Information Administrator (RHIA) and by the American Academy of Professional Coders as a Certified Coding Specialist (CCS) and as a Certified Procedural Coder-Hospital (CPCH).

Robert Rubinowitz serves as our Chief Operating Officer, overseeing all of our business operations including client relations, sales, marketing, accounting and human resources.  He has served in this capacity at HRAA since June 2001.  Mr. Rubinowitz has more than twenty years of experience in operations, sales and marketing.  Prior to joining HRAA, Mr. Rubinowitz was General Manager of e-Commerce for PRIMEDIA as well as having served as Vice President of Marketing and e-Business at Anchor Computer. Mr. Rubinowitz was also an adjunct professor for Florida International University where he taught direct marketing. Mr. Rubinowitz received a Bachelor’s degree in Economics from Rutgers University.

Keith Siddel serves as our Chief Marketing Officer. He has served in this position at HRAA since August 2011 when the company he founded in 2003, HRM LLC, was merged with HRAA.  He has over twenty-seven years of experience in healthcare including clinical, finance, information systems, executive, operational and compliance expertise in a wide variety of healthcare settings.  He founded his first Healthcare Company in 1991 and since that time has founded or co-founded nine companies, primarily in healthcare.  He has provided business, marketing and financial advice to a variety of start-up companies in a wide range of fields including telecom, retail and hospitality. Mr. Siddel received his undergraduate degree in business with a focus in healthcare and an MBA in business and marketing from the University of Phoenix.   He completed the course work and research to fulfill the requirements for the Doctor of Philosophy with a Healthcare focus at Virginia Commonwealth University.  He earned a Juris Doctorate degree with a focus in Healthcare Law from Concord Law School in December 2011.

Family Relationships

Our Chairman, President and Chief Executive Officer, Andrea Clark, is married to our Chief Operating Officer, Secretary and Treasurer, Robert Rubinowitz.

Executive Compensation

During the years ended December 31, 2010 and 2011, no compensation was paid to Anna Vechera, our former president, treasurer, secretary and director.  Anna Vechera resigned as our sole executive officer and director in connection with our Merger on February 10, 2012.

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of HRAA for fiscal 2011 and 2010:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Andrea Clark	2011	$175,000	-	-	-	-	-	$175,000
President and Chief Executive Officer	2010	-	-	-	-	-	$175,000	$175,000

Robert Rubinowitz	2011	$175,000	-	-	-	-	-	$175,000
Chief Operating Officer	2010	-	-	-	-	-	$175,000	$175,000

Keith Siddel	2011	$175,000	-	-	-	-	-	$175,000
Chief Marketing Officer	2010	-	-	-	-	-	-	-

Employment Agreements

We have entered into employment agreements with our officers and directors.

On July 15, 2011, HRAA entered into an employment agreement with our president and chief executive officer, Andrea Clark. The term of Ms. Clark’s employment agreement is three (3) years, and provides for compensation that includes a base salary of $175,000, incentive awards, as well as a benefit package, including (a) medical, dental, vision, disability and life insurance; (b) profit sharing, stock options and pension plans; (c) education or tuition assistance; (d) air, auto and all related travel expense reimbursement; (e) expense allowance; and (f) relocation, moving, home office expense reimbursement.

On July 15, 2011, HRAA entered into an employment agreement with our chief operating officer, Robert Rubinowitz. The term of Mr. Rubinowitz’s employment agreement is three (3) years, and provides for compensation that includes a base salary of $175,000, incentive awards, as well as a benefit package, including (a) medical, dental, vision, disability and life insurance; (b) profit sharing, stock options and pension plans; (c) education or tuition assistance; (d) air, auto and all related travel expense reimbursement; (e) expense allowance; and (f) relocation, moving, home office expense reimbursement.

On August 15, 2011, HRAA entered into an employment agreement with our chief administrative officer, Keith Siddel. The term of Mr. Siddel employment agreement is three (3) years, and provides for compensation that includes a base salary of $175,000, incentive awards, as well as a benefit package, including (a) medical, dental, vision, disability and life insurance; (b) profit sharing, stock options and pension plans; (c) education or tuition assistance; (d) air, auto and all related travel expense reimbursement; (e) expense allowance; and (f) relocation, moving, home office expense reimbursement.

These employment agreements will be assumed by the Company following the Merger.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by our officers as of December 31, 2011.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. Officers are elected by and serve at the discretion of the board.

Our directors are reimbursed for expenses incurred by them in connection with attending board meetings, but they do not receive any other compensation for serving on the board.

Related Party Transactions

None.

Director Independence

Currently, we have no independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the Company;
●
the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the Company;
●
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

●
the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●
been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, because of the small number of persons involved in the management of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2012, as a result of the consummation of the Merger, we changed our fiscal year end from February 28 to December 31.

Item 5.06	Change in Shell Company Status.

Following the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), HRAA’s audited financial statements for the period from December 31, 2011 and 2010, is filed in this Current Report on Form 8-K as Exhibit 99.1

(c)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1*
Agreement and Plan of Merger and Reorganization, dated February 10, 2012, among Health Revenue Assurance Holdings, Inc., f/k/a Anvex International, Inc., Health Revenue Acquisition Corp. and Health Revenue Assurance Associates, Inc.

2.2*	Articles of Merger filed with the State of Nevada on February 10, 2012

2.3*	Articles of Merger filed with the State of Maryland on February 10, 2012

10.1*	Form of Subscription Agreement by and among Health Revenue Assurance Holdings, Inc., f/k/a Anvex International, Inc. and certain purchasers set forth therein

10.2*	Form of Registration Rights Agreement

10.3*	Split-Off Agreement, dated February 10, 2012, among Health Revenue Assurance Holdings, Inc., f/k/a Anvex International, Inc., Anvex Split Corp. and Anna Vechera

10.4*	General Release Agreement, dated February 10, 2012, among Health Revenue Assurance Holdings, Inc., f/k/a Anvex International, Inc., Anvex Split Corp. and Anna Vechera

10.5*	Andrea Clark Employment Agreement

10.6*	Robert Rubinowitz Employment Agreement

10.7*	Keith Siddel Employment Agreement

10.8*	Health Revenue Assurance Holdings, Inc., f/k/a Anvex International , Inc. 2012 Equity Incentive Plan

99.1
Audited Consolidated Balance Sheets of the Company as of December 31, 2011 and 2010, and the Related Audited Consolidated Statements of Operations, Shareholders’ Equity, and Cash Flows for the years ended December 31, 2011 and 2010.

  * Filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on February 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 27, 2012

HEALTH REVENUE ASSURANCE HOLDINGS, INC.

By:	/s/ Andrea Clark
Andrea Clark
Chief Executive Officer and President